Item 24. b.  Exhibit 8. ii. a.

FORM OF

AMENDMENT NO. 1 TO

INVESCO FUNDS INTERMEDIARY AGREEMENT REGARDING COMPLIANCE WITH SEC RULE 22c-2

This Amendment No. 1 to the Invesco Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2 is made as of the ___ day of ______________, 2019 by and among Massachusetts Mutual Life Insurance Company, a Massachusetts mutual life insurance company (“MassMutual”), C.M. Life Insurance Company (“C.M. Life”), MML Bay State Life Insurance Company (“MML Bay State”), each a Connecticut life insurance company (together, the “Intermediaries”), and Invesco Investment Services, Inc., a Delaware corporation (“ Invesco”).

WHEREAS, MassMutual, C.M. Life, and Invesco are parties to the Invesco Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2 signed on March 29, 2007 (the “Agreement”);

WHEREAS, MassMutual, C.M. Life, and Invesco wish to make MML Bay State a party to the Agreement;

NOW THEREFORE, in consideration for the mutual promises set forth herein, the Parties hereto agree as follows:

1.             MML Bay State is hereby made a party to the Agreement.

2.             MML Bay State agrees to be bound by the terms and provisions of the Agreement.

3.             From and after the date of this Amendment No. 1, the term “Intermediaries” as used in the Agreement shall be deemed to include MassMutual, C.M. Life, and MML Bay State.

4.             All requests for both shareholder transaction information and trading restrictions must be made to 22c2Requests@MassMutual.com.

5.             The Parties agree that:

a.             any expenses incurred pursuant to the Agreement shall be allocated to and from the parties in conformity with customary insurance accounting practice; and

b.             the books, accounts and records of each party shall be maintained as to clearly and accurately disclose the precise nature and details of transactions performed pursuant to the Agreement.

6.             The Parties agree that any amendments, changes, or assignments of the Agreement are subject to the approval of the State of Connecticut Insurance Department.

7.             All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO INVESTMENT SERVICES, INC.

By:
Name:
Title:

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MASSACHUSETTS MUTAL LIFE INSURANCE COMPANY

By:
Name:
Title:

C.M. LIFE INSURANCE COMPANY

By:
Name:
Title:

MML BAY STATE LIFE INSURANCE COMPANY

By:
Name:
Title: